Exhibit 11

Consent of Independent Registered Public Accounting Firm

HC Government Realty Trust, Inc.
Sarasota, Florida

We hereby consent to the use in the Offering Circular constituting a part of this Regulation A Offering Statement on Form 1-A of HC Government Realty Trust, Inc. and subsidiaries of our report dated April 27, 2017, with respect to the consolidated balance sheet of the Company as of December 31, 2016 and of the related statements of operations, changes in stockholders’ equity, and cash flows for the period from March 11, 2016 (date of inception) through December 31, 2016 and of our report dated April 27, 2017, with respect to the consolidated financial statements of Holmwood Capital, LLC and subsidiaries as of and for each of the two years in the period ended December 31, 2016.

/s/ Cherry Bekaert LLP
Richmond, Virginia
November 7, 2017

Consent of Independent Auditor

HC Government Realty Trust, Inc.
Sarasota, Florida

We hereby consent to the use in the Offering Circular constituting a part of this Regulation A Offering Statement on Form 1-A of HC Government Realty Trust, Inc. of our report dated June 14, 2016, with respect to the combined statement of revenues and certain operating expenses of the Owned Properties for the year ended December, 31, 2015, of our report dated June 14, 2016, with respect to the combined statement of revenues and certain operating expenses of the Johnson City and Port Canaveral Properties for the year ended December 31, 2014, and of our report dated June 14, 2016, with respect to the statement of revenues and certain operating expenses of the Silt Property for the year ended December 31, 2014.

/s/ Cherry Bekaert LLP
Richmond, Virginia
November 7, 2017

Consent of Independent Auditor

HC Government Realty Trust, Inc.
Sarasota, Florida

We hereby consent to the use in the Offering Circular constituting a part of this Regulation A Offering Statement on Form 1-A of HC Government Realty Trust, Inc. of our report dated November 7, 2017, with respect to the statement of revenues and certain operating expenses of the Norfolk Property for the year ended December, 31, 2016.

/s/ Cherry Bekaert LLP
Richmond, Virginia
November 7, 2017